Exhibit 99.1

News Release

	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY UPDATES COMMODITY HEDGING PORTFOLIO
          HOUSTON – August 4, 2008 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that it has updated its commodity risk management portfolio for the 2008 through 2011 calendar years by execution of the transactions summarized on the attached schedule. As a result of these transactions, Copano has acquired puts for propane, iso-butane, normal butane, natural gasoline, West Texas Intermediate crude oil and calls for Houston Ship Channel Index natural gas at strike prices reflecting current market conditions. Copano also has divested put options at lower strike prices on a portion of these products and of CenterPoint East natural gas. The newly-acquired options were purchased from five investment grade counterparties for a net cost of approximately $34.1 million.
          “These transactions serve to strengthen Copano’s option-focused hedge portfolio and establish put strike prices significantly higher than the strike prices in our prior hedges, and extend the protection provided by our natural gas calls” said John Eckel, Chairman and Chief Executive Officer of Copano Energy. “We will continue to consider further improvements to our hedge portfolio on an ongoing basis.”
          Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
     This press release includes “forward-looking statements,” as defined by the Securities and Exchange Commission. Statements that are not historical facts and instead address activities, events or developments that we expect or anticipate will or may occur in the future, including references to future goals or intentions, are forward-looking statements. We make these statements based on our past experience and our perception of historical trends, current conditions and expected future developments, as well as other considerations we believe are appropriate under the circumstances. Whether actual results and developments in the future will conform to our expectations is subject to numerous risks and uncertainties, many of which are beyond our control. Therefore, actual outcomes and results could differ materially from what is expressed, implied or forecast in forward-looking statements. Any differences could result from a number of factors, including the volatility of prices and market demand for natural gas and natural gas liquids; our ability to continue to obtain new sources of natural gas supply; the ability of key producers to continue to drill and successfully complete and attach new natural gas supplies; our ability to retain our key customers; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

Exhibit 99.1
SCHEDULE A
Copano Energy, L.L.C.
Summary of Commodity Hedges Purchased and Sold
(all hedges are settled monthly):
Purchased/Sold Mt. Belvieu TET Propane Put Options listed below:

	Put Strike		Put Volumes
	(Per Gallon)		(Barrels Per Day)
	Bought	Sold
Calendar 2010	$1.4900	$0.8500	1,100
Calendar 2010	$1.4900	$0.9460	700
Calendar 2011	$1.3300	—	900
Purchased/Sold Mt. Belvieu Non-TET Iso-Butane Put Options listed below:

	Put Strike		Put Volumes
	(Per Gallon)		(Barrels Per Day)
	Bought	Sold
Calendar 2010	$1.8900	$1.0350	300
Calendar 2010	$1.8900	$1.1145	100
Calendar 2011	$1.7100	—	200
Purchased/Sold Mt. Belvieu Non-TET Normal Butane Put Options listed below:

	Put Strike		Put Volumes
	(Per Gallon)		(Barrels Per Day)
	Bought	Sold
Calendar 2010	$1.8800	$1.0300	300
Calendar 2010	$1.8800	$1.1000	200
Calendar 2011	$1.7100	—	350
Purchased/Sold Mt. Belvieu Non-TET Natural Gasoline Put Options listed below:

	Put Strike		Put Volumes
	(Per Barrel)		(Barrels Per Day)
	Bought	Sold
Calendar 2010	$2.5400	$1.4080	300
Purchased/Sold NYMEX WTI Crude Oil Put Options listed below:

	Put Strike		Put Volumes
	(Per Barrel)		(Barrels Per Day)
	Bought	Sold
Calendar 2010	$118.00	$55.00	1,000
Calendar 2010	$118.00	$60.00	400
Purchased Houston Ship Channel Index Natural Gas Call Options listed below:

	Call Strike	Call Volumes
	(Per MMbtu)	(MMbtu/d)
Calendar 2009	$10.00	10,000
Calendar 2010	$10.00	10,000
Calendar 2011	$10.00	10,000
Sold CenterPoint East Natural Gas Put Options listed below:

	Put Strike	Put Volumes
	(Per MMbtu)	(MMbtu/d)
Calendar 2008	$7.75	1,675